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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  April 16, 2001
                     -------------------------------------

                               NEXTHEALTH, INC.
                     -------------------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                   0-17969               86-0589712
         --------                   -------               ----------
(State or other jurisdiction     (Commission         (I.R.S. Employer
     of incorporation)            File Number)        Identification No.)


                         16600 N. Lago Del Oro Parkway
                            Tucson, Arizona  85739
              (Address of principal executive office) (zip code)


      Registrant's telephone number, including area code:   520-818-5800



ITEM 5.    OTHER EVENTS.

     On April 16, 2001, NextHealth, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Anam LLC, a Delaware limited liability company ("Anam"), and NHI Acquisition Corp., a Delaware corporation ("NHI") and a wholly owned subsidiary of Anam, pursuant to which NHI will be merged with and into the Company (the "Merger"). Anam is controlled by William T. O'Donnell, Jr., the Company's Chairman and Chief Executive Officer, and George L. Ruff, a Director of the Company. Under the terms of the Merger Agreement, the Company's stockholders (other than Anam and its subsidiaries) will receive cash in the amount of $5.65 for each share of outstanding common stock (including shares of common stock issuable upon conversion of outstanding preferred stock). In addition, all unexercised Company employee and director options and outstanding warrants will be converted into a right to receive cash in the amount of $5.65 (less the applicable exercise price) for each share of common stock issuable upon the exercise of such options and warrants.

     The Company's Board of Directors unanimously approved the Merger, the Merger Agreement and the transactions contemplated thereby based upon the unanimous recommendation of a Special Committee of the Board and the receipt of an opinion from Prudential Securities Incorporated that the Merger consideration to be received
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by the Company's stockholders pursuant to the Merger Agreement is fair to such stockholders (other than Anam and its controlling affiliates) from a financial point of view. The Special Committee of the Board is composed exclusively of directors with no financial interest in the Merger that is different from the interests of the Company's stockholders generally.

     Consummation of the Merger is subject to certain conditions, including the approval of the Merger, the Merger Agreement and the transactions contemplated thereby by the Company's stockholders, the receipt of required regulatory approvals and the completion of Anam's financing for the Merger. The Merger Agreement also contains customary non-solicitation provisions and termination fee provisions. Consistent with its fiduciary duties and subject to the terms of the Merger Agreement, the Company's Board of Directors has reserved its ability to respond to third parties where appropriate. Assuming that Anam obtains the necessary financing and all required regulatory approvals have been received, the Company expects to hold a meeting of its stockholders to vote on the Merger in the third quarter of this year. If approved, the closing of the Merger is expected to occur shortly after the stockholder meeting, subject to the satisfaction of the other terms and conditions set forth in the Merger Agreement.

     Anam has deposited a letter of credit in the amount of $2,500,000 into an escrow account as security for the performance of its obligations under the Merger Agreement. Pursuant to the Merger Agreement, Anam is required to deposit into the escrow account an additional $500,000 within two business days after Anam has been notified by the Company that the Securities and Exchange Commission ("SEC") has no further comment on the Company's proxy statement and related Schedule 13E-3 filed in connection with the Merger. Anam is also required under the Merger Agreement to furnish the Company with a term sheet and other evidence that is has a commitment for debt financing in the principal amount of at least $40 million on or before June 15, 2001; although Anam can extend this date to July 16, 2001 by depositing an additional $1,000,000 into the escrow account. Furthermore, under certain circumstances, Anam may extend by 30 days the date by which it must satisfy its obligations under the Merger Agreement by depositing an additional $1,000,000 into the escrow account. The escrow account was established pursuant to the Escrow Agreement, dated as of April 16, 2001 (the "Escrow Agreement"), among the Company, Anam and the escrow agent named therein.

     In the event the Company accepts a third party offer or the Merger Agreement is terminated following the occurrence of certain other events set forth in the Merger Agreement, Anam will be entitled to receive payments in an aggregate amount of up to $2,400,000 and the return of its deposit.

     Copies of the Merger Agreement, the Escrow Agreement and the press release announcing the Merger are attached hereto as exhibits. The foregoing descriptions of the Merger Agreement, the transactions contemplated thereby, and the Escrow Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and the Escrow Agreement, as applicable.

     A proxy statement will be filed by the Company with the SEC in connection with the meeting of the Company's stockholders to be held for the purpose of voting on the Merger. Because the transaction will be subject to the "going private" regulations of the SEC, a Schedule 13E-3 will also be filed. A proxy statement will be mailed to each stockholder with notice of the stockholder meeting to be held for the purpose of voting upon the Merger, the Merger Agreement and the transactions contemplated thereby.

     The foregoing information contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements regarding, among other things, the timing and effect of the Merger are based on the current expectations and beliefs of the Company's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the failure of the Merger Agreement to close due to the failure to obtain regulatory approvals; the failure of the Company's stockholders to approve the Merger and other reasons that could cause the Merger Agreement to terminate in accordance with its terms (including Anam's inability to complete the financing for the Merger); competition from other resort-
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hotel/spas and/or behavioral health facilities; seasonality; or an economic downturn that could limit leisure activity spending. In the context of the forward-looking information provided in this report and in other reports, please refer to the discussions of Factors That May Affect Future Results detailed in the Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Company's annual report on Form 10-K for the year ended December 31, 2000.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          c.   Exhibits:

               2.1 Agreement and Plan of Merger, dated April 16, 2001, among Anam LLC, NHI Acquisition Corp. and NextHealth, Inc.

               2.2 Escrow Agreement, dated as of April 16, 2001, among Anam LLC, NextHealth, Inc. and the escrow agent named therein.

               99.1     Press Release, dated April 16, 2001.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               NEXTHEALTH, INC.


               By:  /s/ Loree Thompson
                   -------------------

               Its: Chief Financial Officer



Dated:  April 18, 2001